Third Quarter 2017 Earnings Release Presentation October 24, 2017 Exhibit 99.2

Safe Harbor Statement From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause such results or performance to differ materially from those expressed in forward looking statements. These factors include, but are not limited to, the following: (1) our ability to sustain our internal growth rate and our total growth rate; (2) changes in local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (3) changes in the level of nonperforming assets and charge-offs; (4) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (5) concentration of our loan portfolio in commercial real estate loans and changes in the values and sales volume of commercial real estate; (6) our ability to continue to identify acquisition targets and successfully acquire and integrate the operations of desirable financial institutions; (7) our dependence on our management team and our ability to attract, motivate and retain qualified personnel; (8) our access to debt and equity markets and our overall cost of funding our operations; (9) technological changes, including the potential impact of technology and "FinTech" entities on the banking industry generally; (10) cybersecurity attacks and breaches of our digital information systems and the liability resulting from any such cybersecurity breach; (11) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (12) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (13) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (14) changes in consumer spending, borrowings, and savings habits; (15) the ability to increase market share and control expenses; (16) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (17) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (19) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; (20) the effect of catastrophic events, including war, acts of terrorism, and weather related events that may affect general economic conditions; and (21) our success at managing the risks involved in the foregoing items; and (22) the other factors that are described in the Company’s Annual Report on Form 10-K filed on March 8, 2017, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. 2

Today's Presenters David R. Brooks Chairman of the Board, CEO and President, Director • 37 years in the financial services industry; 29 years at Independent Bank • Active in community banking since the early 1980s - led the investor group that acquired Independent Bank in 1988 Michelle S. Hickox Executive Vice President, Chief Financial Officer •27 years in the financial services industry; 5 years at Independent Bank •Formerly a Financial Services Audit Partner at RSM US LLP •Certified Public Accountant 3 Daniel W. Brooks Vice Chairman, Chief Risk Officer, Director • 34 years in the financial services industry; 28 years at Independent Bank • Active in community banking since the early 1980s

Third Quarter Key Highlights • Adjusted (non-GAAP) net income was $24.8 million, or $0.89 per diluted share, compared to $22.7 million, or $0.82 per diluted share, for second quarter 2017, representing 9.2% increase • Increase in adjusted (non-GAAP) return on average assets to 1.13%, up from second quarter 2017 of 1.08% • Improved adjusted (non-GAAP) efficiency ratio of 51.2%, compared to 53.2% for second quarter 2017 • Organic loan growth annualized for the quarter of 6.9% despite the impact of Hurricane Harvey on the Houston market • Continued strong credit quality metrics 4

Third Quarter Selected Financial Data

($ in thousands except per share data)

	As of and for the Quarter Ended				
Balance Sheet Data	**September 30, 2017**	**June 30, 2017**	**September 30, 2016**	**Linked Quarter Change**	**Annual Change**
Total assets	$ 8,891,114	$ 8,593,979	$ 5,667,195	3.5%	56.9%
Loans held for investment (gross, excluding mortgage warehouse purchase loans)	6,226,343	6,119,305	4,360,690	1.7	42.8
Mortgage warehouse purchase loans	138,561	120,217	—	15.3	100.0
Total deposits	6,872,631	6,669,288	4,416,493	3.0	55.6
Total borrowings (excluding trust preferred securities)	683,492	584,349	577,974	17.0	18.3
Total capital	1,281,460	1,259,592	643,253	1.7	99.2
Earnings and Profitability Data					
Net interest income	$ 72,857	$ 69,500	$ 45,737	4.8%	59.3%
Net interest margin	3.85%	3.81%	3.66%	1.0	5.2
Non-interest income	$ 12,130	$ 10,995	$ 4,932	10.3	145.9
Non-interest expense	47,904	51,328	26,887	(6.7)	78.2
Net income	23,514	18,134	14,504	29.7	62.1
Basic EPS	$ 0.85	$ 0.65	$ 0.78	30.8	9.0
Diluted EPS	$ 0.84	$ 0.65	$ 0.78	29.2	7.7
Adjusted net interest margin (2)	3.80%	3.78%	3.65%	0.5	4.1
Adjusted net income (1)	$ 24,829	$ 22,746	$ 14,819	9.2	67.5
Adjusted basic EPS (1)	$ 0.89	$ 0.82	$ 0.80	8.5	11.3
Adjusted diluted EPS (1)	$ 0.89	$ 0.82	$ 0.80	8.5	11.3

(1) See Appendix for Non-GAAP reconciliation
(2) Non-GAAP financial measure. Excludes income recognized on acquired loans of $905, $572 and $116, respectively.

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(1) See Appendix for Non-GAAP reconciliation 6 Net Income Growth $ in Millions

Interest Income Growth 7 Interest Income, Net Interest Income and NIM Trends Core EPS (1)

Earnings Per Share and Adjusted Earnings Per Share Trends (diluted) (1) See Appendix for Non-GAAP reconciliation 8

Adjusted Efficiency Ratio Adjusted Efficiency Ratio Trends (1) (1) See Appendix for non-GAAP Reconciliation 9

Total Loans by Year and Current Annual Trend ($ in billions)(1) Loan Portfolio Growth (1) Includes loans held for sale. 10

Loan Portfolio Composition Loan Composition at 09/30/2017 CRE Loan Composition at 09/30/2017 Loans by Region at 09/30/2017 11

Commercial Real Estate (CRE) and Construction and Development (C&D) 12 Retail CRE and C&D Composition at 09/30/2017 CRE and C&D Concentrations at 09/30/2017 • 593 Retail Loans • 33 Loans > $5MM • 1.69 AVG DSCR (1) • 59% AVG LTV (1) (1) Loans greater than $500 thousand Loans > $500 thousand

NPLs / Loans NCOs / Average Loans Note: Financial data as of and for quarter ended June 30, 2017 for peer data and September 30, 2017 for IBTX. Interim quarterly chargeoff data annualized. Source: U.S. and Texas Commercial Bank numbers from SNL Financial. Historically Strong Credit Culture 13

Provision expense and Net chargeoff trends Provision and Chargeoffs • Historically low chargeoffs • Q3 2016 - $3MM chargeoff related to impaired energy loan 14 ($ in thousands)

Energy Lending (in millions) 15

Deposit Mix and Pricing (1) (1) Average rate for total deposits 2017 YTD Average Rate for Interest-bearing deposits: 0.61% 16

Total Capital , Tier 1 and TCE/TA Ratios (1) Capital (1) See Appendix for non-GAAP Reconciliation 17

APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Quarterly Periods

($ in thousands except per share data)		September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net Interest Income - Reported	(a)	72,857	69,500	47,867	46,526	45,737
Income recognized on acquired loans		(905)	(572)	(123)	(51)	(116)
Adjusted Net Interest Income	(b)	71,952	68,928	47,744	46,475	45,621
Provision Expense - Reported	(c)	1,873	2,472	2,023	2,197	2,123
Noninterest Income - Reported	(d)	12,130	10,995	4,583	5,224	4,932
Gain on sale of loans		(338)	(13)	—	—	—
Loss on sale of branch		127	—	—	—	43
Loss (gain) on sale of OREO and repossessed assets		—	26	—	—	(4)
Gain on sale of securities		—	(52)	—	—	—
Loss (gain) on sale of premises and equipment		21	(1)	(5)	—	9
Recoveries on charged off loans acquired		(994)	(123)	—	—	—
Adjusted Noninterest Income	(e)	10,946	10,832	4,578	5,224	4,980
Noninterest Expense - Reported	(f)	47,904	51,328	28,028	27,361	26,887
OREO impairment		(917)	(120)	—	—	(51)
IPO related stock grant and bonus expense		(128)	(127)	(125)	(127)	(104)
Acquisition expense		(3,013)	(7,278)	(459)	(1,075)	(384)
Adjusted Noninterest Expense	(g)	43,846	43,803	27,444	26,159	26,348
Adjusted Net Income [(1)]	(b) - (c) + (e) - (g) = (h)	24,829	22,746	15,990	15,541	14,819
Average shares for basic EPS	(i)	27,797,779	27,782,584	18,908,679	18,613,975	18,478,289
Average shares for diluted EPS	(j)	27,901,579	27,887,485	19,015,810	18,716,614	18,568,622
Adjusted Basic EPS	**(h) / (i)**	**$ 0.89**	**$ 0.82**	**$ 0.85**	**$ 0.83**	**$ 0.80**
Adjusted Diluted EPS	**(h) / (j)**	**$ 0.89**	**$ 0.82**	**$ 0.84**	**$ 0.83**	**$ 0.80**
EFFICIENCY RATIO						
Amortization of core deposit intangibles	(k)	$ 1,409	$ 1,410	$ 492	$ 492	$ 492
Reported Efficiency Ratio	(f - k) / (a + d)	54.71%	62.01%	52.50%	51.92%	52.09%
Adjusted Efficiency Ratio	(g - k) / (b + e)	51.19%	53.15%	51.51%	49.65%	51.10%

(1) Assumes actual effective tax rate of 33.2%, 32.1%, 30.0%, 33.4% and 33.0%, for the quarters ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

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($ in thousands except per share data) 2016 2015 2014 Net Interest Income - Reported (a) $ 183,806 $ 154,098 $ 124,145 Income recognized on acquired loans (1,765) (1,272) (1,960) Adjusted Net Interest Income (b) $ 182,041 $ 152,826 $ 122,185 Provision Expense - Reported (c) 9,440 9,231 5,359 Noninterest Income - Reported (d) 19,555 16,128 13,624 Gain on sale of loans — (116) (1,078) Loss on sale of branch 43 — — Gain on sale of OREO/repossessed assets (62) (290) (71) Gain on sale of securities (4) (134) (362) (Gain) loss on sale of premises and equipment (32) 358 22 Adjusted Noninterest Income (e) 19,500 15,946 12,135 Noninterest Expense - Reported (f) 113,790 103,198 88,512 Senior leadership restructuring (2,575) — — Adriatica expenses — — (23) OREO impairment (106) (35) (22) IPO related stock grant and bonus expense (543) (624) (630) Registration statements — — (619) Core system conversion — — (265) Acquisition expense (3,121) (3,954) (9,237) Adjusted Noninterest Expense (g) 107,445 98,585 77,716 Adjusted Net Income (1) (b) - (c) + (e) - (g) = (h) $ 56,563 $ 41,056 $ 34,427 Average shares for basic EPS (i) 18,501,663 17,321,513 15,458,666 Average shares for diluted EPS (j) 18,588,309 17,406,108 15,557,120 Adjusted Basic EPS (h) / (i) $ 3.06 $ 2.37 $ 2.23 Adjusted Diluted EPS (h) / (j) $ 3.04 $ 2.36 $ 2.21 EFFICIENCY RATIO Amortization of core deposit intangibles (k) $ 1,964 $ 1,555 $ 1,281 Reported Efficiency Ratio (f - k) / (a + d) 54.99% 59.71% 63.32 % Adjusted Efficiency Ratio (g - k) / (b + e) 52.34% 57.49% 56.91 % Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Annual Periods APPENDIX (1) Assumes actual effective tax rate of 33.2%, 32.6% and 32.8% for the years ended December 31, 2016, 2015, and 2014, respectively. 19

Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Tangible Common Equity to Tangible Assets APPENDIX Tangible Common Equity To Tangible Assets 9/30/17 6/30/17 3/31/17 12/31/16 12/31/2015 12/31/14 12/31/13 ($ in thousands) Tangible Common Equity Total common stockholders' equity $ 1,281,460 $ 1,259,592 $ 688,469 $ 672,365 $ 603,371 $ 516,913 $ 233,772 Adjustments: Goodwill (606,701) (607,263) (258,319) (258,319) (258,643) (229,457) (34,704) Core deposit intangibles, net (47,198) (48,992) (13,685) (14,177) (16,357) (12,455) (3,148) Tangible Common Equity $ 627,561 $ 603,337 $ 416,465 $ 399,869 $ 328,371 $ 275,001 $ 195,920 Tangible Assets Total Assets $ 8,891,114 $ 8,593,979 $ 6,022,614 $ 5,852,801 $ 5,055,000 $ 4,132,639 $ 2,163,984 Adjustments: Goodwill (606,701) (607,263) (258,319) (258,319) (258,643) (229,457) (34,704) Core deposit intangibles (47,198) (48,992) (13,685) (14,177) (16,357) (12,455) (3,148) Tangible Assets $ 8,237,215 $ 7,937,724 $ 5,750,610 $ 5,580,305 $ 4,780,000 $ 3,890,727 $ 2,126,132 Tangible Common Equity To Tangible Assets 7.62% 7.60% 7.24% 7.17% 6.87% 7.07% 9.21% 20